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                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: December 10, 1999


                            GENERAL ELECTRIC COMPANY

                            By:      /s/ Robert E. Healing
                                     --------------------
                            Name:    Robert E. Healing
                            Title:   Attorney-in-Fact


                            NATIONAL BROADCASTING COMPANY HOLDING, INC.

                            By:     /s/ Mark W. Begor
                                     --------------------
                            Name:    Mark W. Begor
                            Title:   Vice President


                            NATIONAL BROADCASTING COMPANY,
                            INC.

                            By:     /s/ Mark W. Begor
                                    --------------------
                            Name:    Mark W. Begor
                            Title:   Executive Vice President




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                            NBC MULTIMEDIA, INC.

                            By:     /s/ Martin J. Yudkovitz
                                    --------------------
                            Name:    Martin J. Yudkovitz
                            Title:  President


                            GE INVESTMENTS SUBSIDIARY, INC.

                            By:      /s/ Robert E. Healing
                                     --------------------
                            Name:    Robert E. Healing
                            Title:   Vice President